                                                                   Exhibit 10.23

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD ABSENT AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THEREOF THAT SUCH REGISTRATION HAS BEEN EFFECTED OR AN EXEMPTION THEREFROM IS AVAILABLE. TRANSFER MAY BE REFUSED IN THE ABSENCE OF SUCH OPINION. THE RIGHTS OF THE HOLDER HEREUNDER, INCLUDING THE RIGHT TO RECEIVE PAYMENT OF THE PRINCIPAL OF AND INTEREST ON THIS NOTE, ARE SUBJECT TO SET-OFF IN ACCORDANCE WITH SECTION 9.7 OF THE MERGER AGREEMENT (AS DEFINED BELOW).

                             SECURED PROMISSORY NOTE

July 30, 1999                                                         $1,419,609

      FOR VALUE RECEIVED, the undersigned, Century Electronics Manufacturing, Inc., a Delaware corporation (the "Company"), hereby agrees and promises to pay to Sung Woo Kwon or, provided that the registration provision of Section 7 of this Note has been satisfied, to the successors and assigns of Sung Woo Kwon
(Kwon), together with any subsequent holders of this Note, the "Payee"), the principal sum of One Million, Four Hundred Nineteen Thousand, Six Hundred Nine Dollars ($1,419,609) in lawful money of the United States of America, together with interest from and after September 30, 1999 on the unpaid principal amount hereof from time to time outstanding until the entire principal amount hereof has been paid in full, at a rate equal to the prime rate as published from time to time in the Wall Street Journal plus 1 % (such rate to be adjusted quarterly in arrears to the weighted average prime rate for the quarter). Principal shall be payable quarterly in arrears from and after September 30, 1999 until the entire principal amount hereof has been paid in full. Interest shall be paid quarterly in arrears beginning December 31, 1999 until the entire principal amount hereof has been paid in full. If the date set for any payment or prepayment of principal or interest hereunder is a Saturday, Sunday or legal holiday, then such payment or prepayment shall be made on the next preceding business day.

Principal is to be paid on the following schedule:

      Date                                  Payment            Principal Balance
      ----                                  -------            -----------------

December 31, 1999                         $ 65,818.40            $1,353,790.60

March 31, 2000                            $ 65,818.40            $1,287,972.20

June 30, 2000                             $169,059.40            $1,118,912.80

September 30, 2000                        $ 65,818.40            $1,053,094.40

December 31, 2000                         $ 65,818.40            $  987,276.00

March 31, 2001                            $ 65,818.40            $  921,457.60

June 30, 2001                             $ 65,818.40            $  855,639.20

September 30, 2001                        $ 65,818.40            $  789,820.80

December 31, 2001                         $ 65,818.40            $  724,002.40

March 31, 2002                            $ 65,818.40            $  658,184.00

June 30, 2002                             $ 65,818.40            $  592,365.60

September 30, 2002                        $ 65,818.40            $  526,547.20

December 31, 2002                         $ 65,818.40            $  460,728.80

March 31, 2003                            $ 65,818.40            $  394,910.40

June 30, 2003                             $ 65,818.40            $  329,092.00

September 30, 2003                        $ 65,818.40            $  263,273.60

December 31, 2003                         $ 65,818.40            $  197,455.20

March 31, 2004                            $ 65,818.40            $  131,636.80

June 30, 2004                             $ 65,818.40            $   65,818.40

September 30, 2004                        $ 65,818.40                  -0-

      This Note has been delivered to evidence indebtedness of the Company to the Payee arising in connection with the merger of Amitek Corporation, a Florida corporation ("Amitek"), with and into the Company, in accordance with the terms of the Agreement and Plan of Merger ("Merger Agreement") among the Company, Amitek, and certain of the stockholders of Amitek. Capitalized terms used but not otherwise defined in this Note are used herein as defined in the Merger Agreement. Payment of the principal of and interest on this

Note is secured pursuant to the terms of a Stock Pledge Agreement dated as of the date hereof among the Company, the stockholders of Amitek and Amitek Corporation, a Delaware corporation ("NewSub") (the "Pledge Agreement"), reference to which is made for a description of the collateral provided thereby and the rights of the Payee and any subsequent holder of this Note in respect of such collateral.

      Notwithstanding anything to the contrary herein, (i) the entire unpaid principal amount of indebtedness evidenced by this Note and all accrued and unpaid interest, to the extent not theretofore paid or prepaid as provided for herein, shall be paid in full upon the closing of an Initial Public Offering and
(ii) $103,241 of the principal of this Note and all accrued and unpaid interest in respect thereof, to the extent not theretofore paid or prepaid as provided for herein, shall be paid in full upon the payment in full of or upon the termination, discharge or refinancing of the indebtedness of NewSub to the National Bank of Canada under the Amended and Restated Loan Agreement dated July 30, 1999 between NewSub and the National Bank of Canada.

      This Note is subject to the following further terms and conditions:

      1. Payment and Prepayment. All payments and prepayments of principal of and interest on this Note shall be made to the Payee or his order, or to the legal holder of this Note or such holder's order, in lawful money of the United States of America at the address specified in Section 6 of this Note (or at such other place as the holder hereof shall notify the Company in writing). The Company may, at its option, prepay the obligations under this Note in whole or in part at any time or from time to time without penalty or premium; provided, however, no prepayment of this Note shall be permitted unless the obligations of the Company and NewSub under Section 1 of each of the Bonus and Settlement for Past Services Agreements shall have also been prepaid pro rata. Any prepayments of any portion of the principal amount of this Note shall be accompanied by payment of all interest accrued but unpaid hereunder. Upon final payment of principal of and interest on this Note it shall be surrendered for cancellation. The Pledge Agreement requires payment or prepayment of all obligations under this Note as a condition precedent to the release of, or transfer of the Company's interests in, the collateral subject to the Pledge Agreement, all as described more fully in the Pledge Agreement.

      2. Waivers. The Company waives to the extent not prohibited by applicable law (i) all presentments, demands for performance, notices of nonperformance (except to the extent required by the provisions hereof), protests, notices of protest and notices of dishonor, (ii) any requirement of diligence or promptness on the part of the Payee in the enforcement of his rights under this Note, (iii) all notices of every kind which may be required to be given by any statute or rule of law, (iv) any valuation, stay, appraisement or redemption laws and (v) any defense of any kind (other than payment or in connection with the Company's exercise of its right of set-off in accordance with the provisions of Section 9.7 of the Merger Agreement) which it may now or hereafter have with respect to its liability under this Note.

      3. Course of Dealing. No course of dealing between the Company and the Payee shall operate as a waiver of any of the Payee's rights under this Note. No delay or omission on the part of the Payee in exercising any right under this Note shall operate as a waiver of such right or any other right hereunder. No amendment or waiver hereof shall be binding unless it is in writing and signed by the Payee.

      4. Set-Off Only As Permitted by Section 9.7 of the Merger Agreement. The obligation of Company to pay amounts due under this Note is unconditional and there shall be no right for the Company to set-off any principal or interest due hereunder against any obligations owed by the Payee to the Company, except as, and only to the extent, specifically permitted by Section 9.7 of the Merger Agreement. Any exercise of any set-off inconsistent with this Section 4 shall constitute an Event of Default hereunder.

      5. Events of Default. Upon the occurrence of any of the following events ("Events of Default"):

            (a) Failure to pay the principal of this Note, including any prepayments required hereunder or under the Pledge Agreement, when due, provided that there shall be no Event of Default unless such failure shall remain unremedied for seven days following notice from the Payee to Company of such failure; or

            (b) Failure to pay any interest installment due under this Note which shall remain unremedied for seven business days following notice from the Payee to Company of such failure; or

            (c) Failure of the Company or NewSub to perform their respective obligations under the Pledge Agreement beyond any applicable grace periods;

            (d) Failure of the Company or NewSub to perform their respective (i) payment obligations under Sections 2.5, 2.9, 2.10, 2.11, or 5.10(e) of the Merger Agreement, (ii) indemnification obligations in excess of $10,000 under Sections 5.11, 5.12, 5.13 and 9 of the Merger Agreement, (iii) payment obligations under Sections 2(a), 2(b) and 3 of the Employment Agreement, or (iv) payment obligations under paragraph 4 of that certain Intercompany Inventory Purchase and Assumption of Liabilities Agreement by and between Amitek and M & K Technology, Inc., in each case which failure shall remain unremedied for thirty (30) days following notice from the Payee to the Company;

            (e) Failure of the Company or NewSub to perform their respective obligations under the Bonus Plan, under Section 1 of any of the Bonus and Settlement for Past Services Agreements, or in respect of the Amitek Stock Options, which failure shall remain unremedied for thirty (30) days following notice from the Payee to the Company;

            (f) The Company or any Subsidiary of the Company shall be involved in financial difficulties as evidenced:

                  (1) by its admitting its inability to pay its debts generally as they become due or otherwise acknowledging its insolvency;

                  (2) by its filing a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the United States Bankruptcy Act (or similar law of the United States or any other jurisdiction which relates to the liquidation or reorganization of companies or to the modification or alteration of the rights of creditors, each such law, as from time to time in effect, being sometimes referred to as a "bankruptcy act", each as now or in the future amended) or an answer or other pleading admitting or failing to deny the material allegations of such a petition or seeking, consenting to or acquiescing in the relief therein provided;

                  (3) by its making an assignment, or so-called trust mortgage or the like, for the benefit of its creditors or by its making a proposal to its creditors under any bankruptcy act;

                  (4) by its consent to the appointment of a receiver or a trustee (or other person performing a similar function) for all or a substantial part of its property;

                  (5)   by its being adjudicated a bankrupt;

                  (6) by the entry of a court order which shall not be vacated, set aside or stayed within 120 days from the date of entry, (i) appointing a receiver or a trustee for all or a substantial part of its property, or (ii) approving a petition filed or application made against it for, or effecting an arrangement in, bankruptcy or for a reorganization or other relief pursuant to any bankruptcy act or for any other judicial modification or alteration of the rights of creditors; or

                  (7) by the assumption of custody or sequestration by a court of competent jurisdiction of all or substantially all of its property, which custody or sequestration shall not be suspended or terminated within 120 days from its inception.

            (g) The Company or any Subsidiary of the Company shall fail to make any payment of any principal of or interest on any Indebtedness of the Company or any Subsidiary of the Company to National Bank of Canada, USA Funding, Inc. or Fidelity Funding, Inc., and their respective affiliates, successors and assigns (collectively, "Senior Indebtedness", including any renewals, extensions and refinancings thereof, whether involving such lenders or other lenders), or to perform or observe the terms of any agreement or mortgage relating to such Senior Indebtedness, and such default shall continue, without having been duly cured, waived or consented to, beyond the period of grace, if any, therein specified, and
      (i) the principal of and interest on such Senior Indebtedness in an amount exceeding $1,000,000 in the aggregate shall have been declared by the payee thereof to be forthwith due and payable, or (ii) any security interest in or lien on any property of the Company or any Subsidiary of the Company securing any such Senior Indebtedness in an amount exceeding $1,000,000 in the aggregate shall be enforced.

then, and in any such event, the holder of this Note may declare, by notice of default given to the Company, the entire principal amount of this Note to be forthwith due and payable, whereupon the entire principal amount of this Note outstanding and any accrued and unpaid interest hereunder shall become due and payable without presentment, demand, protest, notice of dishonor and all other demands and notices of any kind, all of which are hereby expressly waived. Upon the occurrence of an Event of Default, outstanding principal and accrued and unpaid interest hereunder shall thereafter bear interest at the rate of twelve percent (12%) per annum, but in no event shall such interest be charged which would violate any applicable usury law. If an Event of Default shall occur hereunder, the Company shall pay costs of collection, including reasonable attorneys' fees, incurred by the holder in the enforcement hereof.

      An Event of Default hereunder shall also constitute a breach by the Company of the Merger Agreement.

      Upon an Event of Default under Section 5(a), 5(b) or 5(e) hereunder, the Principal Sellers' payment obligations under Section 9 of the Merger Agreement shall be suspended until such time as the principal balance of, all accrued but unpaid interest hereon, and all costs due hereunder, are paid in full.

      No delay or failure by the holder of this Note in the exercise of any right or remedy shall constitute a waiver thereof, and no single or partial exercise by the holder hereof of any right or remedy shall preclude other or future exercise thereof or the exercise of any other right or remedy.

      6. Notices. Any notice or demand in connection with this Note shall be deemed to be delivered if in writing addressed as provided below (or at such other address as the addressee shall have specified by notice actually received by the addressor) and if either (i) actually delivered at such address or (ii) in the case of a letter, five business days shall have elapsed after the same shall have been deposited in the United States mail, postage prepaid and registered or certified:

      If to the Company, to it at the following address:

                        274 Cedar Hill Road
                        Marlborough, MA 01752
                        Attention: James Roller, Chief Financial Officer

      If to the Payee, to him at the following address:

                        5887 NW 79th Way
                        Parkland, FL 33067

      7. Transfer; Assignment; Registration. This Note is transferable in whole or in part upon surrender of this Note for transfer at the principal executive offices of the Company duly endorsed by or accompanied by a written instrument of transfer in form satisfactory to the Company and duly executed by the Payee or the trustee, receiver, liquidator, guardian, conservator, executor or personal representative of the Payee, and thereupon a new Note or Notes of the same tenor (except for the payee) in an aggregate principal amount of the unpaid principal amount of the Note so surrendered for transfer will be issued to, and in the name of, the transferee or transferees; provided, however, that for a period of two years from and after the date of this Note, this Note shall not be transferable or assignable by the Payee to any person or entity other than a Permitted Transferee. This Note shall not be transferrable unless the Company shall have been provided a written notice describing the proposed transfer in reasonable detail and an opinion of counsel reasonably satisfactory to the Company that the proposed transfer of the Note may be effected without registration of such Note under the Securities Act of 1933. No transfer or assignment by Payee of all or any portion of its interests, rights and obligations under this Note shall be effective until the identity of the transferee or assignee is registered on the books and records maintained by the Company or any agent of the Company. A certificate that such registration has been completed shall be promptly provided by the Company to Payee and any assignee or successor thereof and such certificate shall constitute conclusive evidence of such registration and the effectiveness of such transfer or assignment. For purposes of this Note, "Permitted Transferee" means (a) any member of the family of the Payee or any trust for the benefit of such Payee or family member or (b) the trustee, receiver, liquidator, guardian, conservator, executor or personal representative of the Payee.

      8. Governing Law: Consent to Jurisdiction; Waiver of Jury Trial; Reliance

            The parties hereto acknowledge and agree that the provisions of Sections 11.8,

      11.9, 11.10 and 11.11 of the Merger Agreement are fully applicable to this Note.

      9. Headings

            The headings contained in this Note are for reference purposes only and shall not affect in any way the meaning or interpretation of the provisions hereof.

      IN WITNESS WHEREOF, this Note has been duly executed and delivered by the Company on the date first above written.


                               CENTURY ELECTRONICS
                               MANUFACTURING, INC.


Witness:                       By: /s/ Leslie J. Sainsbury
                                   -----------------------------------
                                   Name:  Leslie J. Sainsbury
/s/ Jim Roller                     Title: President
---------------------